Exhibit 10.46

Name:	[-]
Number of Restricted Stock Units subject to Award:	[-]
Date of Grant:	[-]

ULTRAGENYX PHARMACEUTICAL INC.

Employment Inducement PLAN

RESTRICTED STOCK UNIT AGREEMENT (EMPLOYEES)

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units (the “Restricted Stock Units”) granted by Ultragenyx Pharmaceutical Inc. (the “Company”) to the undersigned (the “Grantee”) pursuant to and subject to the terms of the Ultragenyx Pharmaceutical Inc. Employment Inducement Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1. Grant of Restricted Stock Units. The Company grants to the Grantee on the date set forth above (the “Date of Grant”) an award consisting of the right to receive on the terms provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7(b) of the Plan in respect of transactions occurring after the date hereof.

2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

3. Vesting. Unless earlier terminated, forfeited, relinquished or expired, the Restricted Stock Units shall vest as follows: 1/4th of the underlying shares shall vest on the first (1st) anniversary of the Date of Grant (the "Anniversary Date"); thereafter, 25% of the underlying shares shall vest each year as measured from the Anniversary Date.

4. Delivery of Stock. The Company shall deliver to the Grantee as soon as practicable upon the vesting of the Restricted Stock Units or any portion thereof, but in all events no later than March 15th of the year following the year in which such Restricted Stock Units vest, one share of Stock with respect to each such vested Restricted Stock Unit, subject to the terms of the Plan and this Agreement.

5. Dividends; Other Rights. The Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock to the Grantee (if any). The Grantee is not entitled to vote any shares of Stock by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Grantee hereunder. The Grantee shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under this Award.

6. Forfeiture; Recovery of Compensation.

(a) The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Award at any time if the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b) By accepting the Award the Grantee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Award, under the Award to any Stock acquired under the Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 10 of this Agreement.

7. Nontransferability. Neither the Award nor the Restricted Stock Units may be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

8. Certain Tax Matters.

(a) The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued shares of Stock upon the vesting of the Restricted Stock Units (or any portion thereof), are subject to the Grantee’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholdings are due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld, if any (the “Tax Withholding Obligation”). No shares of Stock will be transferred pursuant to the vesting of the Restricted Stock Units (or any portion thereof) unless and until the Grantee or the person then holding the Award has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements then due and has committed (and by accepting this Award the Grantee shall be deemed to have committed) to pay in cash all tax withholdings required at any later time in respect of the transfer of such shares, or has made other arrangements satisfactory to the Company with respect to such taxes. The Grantee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee, but nothing in this sentence shall be construed as relieving the Grantee of any liability for satisfying his or her obligations under the preceding provisions of this Section.

(b) The Grantee expressly acknowledges that the Grantee’s acceptance of this Agreement constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of shares from those shares of Stock issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the applicable Tax Withholding Obligation, and to transfer the proceeds from the sale of such Stock from the Grantee’s securities account established with the brokerage service provider for the settlement of the Grantee’s vested Restricted Stock Units to any account held in the name of the Company. Such shares will be sold on the date of vesting or as soon thereafter as practicable. Grantee will be responsible for all brokers’ fees and other costs of sale, which fees and costs may be deducted from the proceeds of the foregoing sale of Stock, and Grantee agrees to indemnify and hold the Company and any brokerage firm selling such Stock harmless from any losses, costs, damages, or expenses relating to any such sale.  To the extent the proceeds of such sale exceed Grantee’s Tax Withholding Obligation, such excess cash will be deposited into the securities account established with the brokerage service provider for the settlement of Grantee’s vested Restricted Stock Units.  Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy Grantee’s Tax Withholding Obligation.  Accordingly, Grantee agrees to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of shares described above.  Unless otherwise authorized by the Administrator in its sole discretion, the sale of Stock will be the primary method used by the Company to satisfy the applicable Tax Withholding Obligation.

(c) The Grantee expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

9. Effect on Employment. Neither the grant of the Award, nor the issuance of Shares upon vesting of the Award, will give the Grantee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her Employment at any time.

10. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Grantee. By accepting the Award, the Grantee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

11. Acknowledgments. The Grantee acknowledges and agrees that (a) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (b) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (c) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

ULTRAGENYX PHARMACEUTICAL INC.

By:

Name:

Title:

Dated:

Acknowledged and Agreed:

By: